UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 28, 2012

Indiana Community Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-18847	35-1807839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Washington Street Columbus, Indiana		47201
(Address of Principal Executive Offices)		(Zip Code)

(812) 522-1592
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

As of August 28, 2012, Indiana Community Bancorp (the “Registrant”) and Old National Bancorp (“ONB”), entered into an amendment (the “Amendment”) to its previously announced Agreement and Plan of Merger between Registrant and ONB dated January 24, 2012 (the “Agreement”).  Under the Agreement, the Registrant will merge (the “Merger”) with and into ONB.

The Agreement originally provided that either of the parties, by written notice to the other, could terminate the Agreement if the Merger had not closed (the “Closing”) by August 31, 2012.  The Amendment extends the outside closing date in the Agreement from August 31, 2012 to September 30, 2012.

A copy of the Amendment is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 8.01.                     Other Events.

ONB has received regulatory approval from the Board of Governors of the Federal Reserve System of the Merger.  The Registrant expects the Merger and the merger (the “Bank Merger”) of Indiana Bank and Trust Company, the Registrant’s Indiana commercial bank subsidiary, with and into Old National Bank, ONB’s national bank subsidiary, to close on September 15, 2012, subject to the satisfaction of customary closing conditions and the approval by the Office of the Comptroller of the Currency (the “OCC”) of the Bank Merger.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	First Amendment to Agreement and Plan of Merger between Indiana Community Bancorp and Old National Bancorp dated August 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 31, 2012	INDIANA COMMUNITY BANCORP

	By:	/s/ Mark T. Gorski
Mark T. Gorski, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	First Amendment to Agreement and Plan of Merger between Indiana Community Bancorp and Old National Bancorp dated August 28, 2012